ASSIGNMENT AND STOCK PURCHASE AGREEMENT

     THIS ASSIGNMENT AND STOCK PURCHASE AGREEMENT, dated as of December 10, 1999 (this "Agreement"), is made by and among Outsourcing Solutions Inc., a Delaware corporation (the "Company"), Madison Dearborn Capital Partners III, L.P. ("MDP"), Madison Dearborn Special Equity III, L.P. ("MDSE"), Special Advisors
Fund I, L.L.C. ("SAE"), DB Capital Investors, L.P. ("DB"), First Union Investors, Inc. ("First Union"), Abbott Capital 1330 Investors II, L.P. ("Abbott"), Abbott Capital Private Equity Fund III, L.P. ("Abbott III"), BNY Partners Fund, L.L.C. ("BNY"), FBR Financial Fund II, L.P. ("FBR") and Harvest Opportunity Partners, L.P. ("Harvest", and along with MDSE, SAE, DB, First Union, Abbott, Abbott III, BNY and FBR a "Purchaser" and collectively the "Purchasers"). Except as otherwise indicated, capitalized terms used herein are defined in Section 7 hereof.

     WHEREAS, MDP, the Company and others are parties to a Stock Subscription and Redemption Agreement, dated as of October 8, 1999, and attached as Exhibit 1 hereto, and a First Amendment to Stock Subscription and Redemption Agreement, dated as of the date hereof, and attached as Exhibit 2 hereto (as amended, the "Recapitalization Agreement");

     WHEREAS, MDP wishes to assign certain of its rights in, to and under the Recapitalization Agreement to the Purchasers, and the Purchasers wish to be assigned certain of MDP's rights in, to and under the Recapitalization Agreement;

     NOW THEREFORE, subject to the terms and conditions set forth in the Recapitalization Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Assignment. Subject to the terms and conditions set forth herein, MDP hereby grants, transfers and assigns to each Purchaser, individually and not jointly and severally, the right pursuant to the Recapitalization Agreement to purchase from the Company such shares of Voting Common Stock or Non-Voting Common Stock, as applicable, as set forth on Schedule 1 attached hereto together with all rights, title, interest and remedies related thereto as set forth in the Recapitalization Agreement or that may otherwise be available under applicable law (the "Assignment"). Each Purchaser, individually and not jointly and severally, hereby accepts the Assignment; provided, that the obligations of each Purchaser pursuant to this Assignment shall be limited to the extent of the obligations set forth in this Agreement. The Company hereby consents to the Assignment.

     Section 2. Sale of Common Stock. Pursuant to the Assignment, and subject to the terms and conditions of the Recapitalization Agreement, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, such shares as set forth on Schedule 1 of Voting Common Stock, par value $0.01 per share (the "Voting Common Stock") and Non-Voting Common Stock, par value $0.01 per share (the "Non-Voting Common Stock", together with the Voting Common Stock, the "Common Stock"), as applicable, for a purchase price of $37.54 per share (being the same purchase price per share of Voting Common Stock paid by MDP under the Recapitalization Agreement).

     Section 3. The Closing. The closing of the sale and purchase of the Common Stock hereunder (the "Closing") will take place at the offices of White & Case, 1155 Avenue of the Americas, New York, New York 10036. At the Closing, the Company will deliver to each Purchaser a certificate or certificates evidencing the number of shares of Common Stock to be purchased by such Purchaser, registered in the name of such Purchaser against payment of the purchase price therefor by delivery of a cashier's or certified check or checks of immediately available funds or by wire transfer of immediately available funds to a bank account designated by the Company.

     Section 4. Conditions Precedent to Sale of Common Stock.

     4.A. Conditions to Each Party's Obligations. The respective obligations of each of the parties hereto to effect the transactions set forth in this Assignment shall be subject to fulfillment or waiver at or prior to the Closing of each of the conditions set forth in Section 5.01 of the Recapitalization Agreement.

     4.B. Conditions to Obligations of the Company. The obligations of the Company to effect the sale of the Common Stock pursuant to this Assignment shall be subject to the fulfillment at Closing of the following conditions, any one of which may be waived by the Company.

     (a) The representations and warranties of each Purchaser set forth herein shall be true and correct in all respects.

     (b) Each Purchaser shall have performed and complied in all material respects with all of the covenants and agreements and satisfied in all material respects all of the conditions required by this Assignment to be complied with or satisfied by each Purchaser at or prior to Closing.

     (c) Each other condition set forth in Section 5.02 of the Recapitalization Agreement shall be fulfilled at or prior to the Closing.

     4.C. Conditions to Obligations of each Purchaser. The obligations of each Purchaser to effect the purchase of the Common Stock pursuant to this Assignment shall be subject to the fulfillment at Closing of the following conditions, any one of which may be waived by the applicable Purchasers with respect to its obligations:

     (a) The representations and warranties of the Company set forth herein shall be true and correct in all respects.

     (b) The Company shall have performed and complied in all material respects with all of the covenants and agreements and satisfied in all material respects all of the conditions required by this Assignment to be complied with or satisfied by the Company at or prior to Closing.

     (c) Each other condition set forth in Section 5.03 of the Recapitalization Agreement shall be fulfilled at or prior to the Closing.

     Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser each of the representations and warranties of the Company set forth in Section 3.01 of the Recapitalization Agreement, which are incorporated herein, were true and correct in all respects when made on October 8, 1999.

     Section 6. Purchasers' Representations and Warranties.

     6.A. Purchasers' Investment Representations. Each Purchaser individually, and not jointly or severally, hereby represents that he or it is acquiring the Common Stock purchased hereunder for his or its own account with the present intention of holding such securities for investment purposes and that it has no intention of selling such securities in a public distribution in violation of federal or state securities laws; provided that nothing contained herein will prevent the Purchaser and the subsequent holders of such securities from transferring such securities in compliance with applicable law and the Stockholders Agreement. Each certificate for Common Stock will be conspicuously imprinted with a legend substantially in the form set forth in Section 10 of the Stockholders Agreement.

     6.B. Other Representations and Warranties of the Purchasers. Each Purchaser individually, and not jointly or severally, represents and warrants to and covenants and agrees with, the Company that:

     (i) the Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act; and

     (ii) the Purchaser has all requisite power and authority to enter into, deliver and consummate the transactions contemplated by this Agreement (including the purchase of the securities to be purchased by the Purchaser hereunder) and this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms (subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally) and, as applicable, does not violate the Purchaser's charter, by-laws or other organizational documents.

     Section 7. Definitions.

     "Bylaws" means the Bylaws of the Company, as such Bylaws may be modified, amended or amended and restated from time to time.

     "Certificate of Incorporation" means the Company's Fourth Amended and Restated Certificate of Incorporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency, or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, by and among the parties hereto and others.

     Section 8. Miscellaneous.

     8.A. Amendments and Waivers. Except as otherwise provided herein, any provision hereof may be amended or waived generally and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the outstanding shares of Common Stock issued hereunder and, to the extent that any modification, amendment or waiver adversely affects the rights of the holders of any class of Common Stock, by the holders of at least a majority of the outstanding shares initially issued hereunder of such adversely affected class of Common Stock. No course of dealing between the Company and any holder of Common Stock or any delay on the part of any such holder in exercising any rights hereunder or under any agreement contemplated hereby or under the Certificate of Incorporation or the Bylaws will operate as a waiver of any rights of any such holder.

     8.B. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any Purchaser or on its behalf.

     8.C. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as the purchaser or holder of Common Stock are also for the benefit of and enforceable by any subsequent holder of such Purchaser's Common Stock.

     8.D. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     8.E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     8.F. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.G. Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

     8.H. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be delivered personally or by telex or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by telex or telecopy such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. 1.I.

               IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Stock Purchase Agreement as of the date first written above.

                                   OUTSOURCING SOLUTIONS INC.

                                   By: /s/ Gary L. Weller
                                       -----------------------------
                                   Its: EVP
                                       -----------------------------


                                   MADISON DEARBORN CAPITAL PARTNERS
                                       III, L.P.

                                      By     Madison Dearborn Partners III, L.P.
                                      Its      General Partners

                                          By     Madison Dearborn Partners, Inc.
                                          Its    General Partner

                                               By /s/ Paul R. Wood
                                                  ------------------------------
                                               Its
                                                  ------------------------------


                                   MADISON DEARBORN SPECIALTY EQUITY
                                       III, L.P.

                                      By     Madison Dearborn Partners III, L.P.
                                      Its    General Partners

                                          By     Madison Dearborn Partners, Inc.
                                          Its      General Partner

                                               By /s/ Paul R. Wood
                                                  ------------------------------
                                               Its
                                                  ------------------------------
                                   SPECIAL ADVISORS FUND I, LLC

                                   By /s/ Paul R. Wood
                                   ------------------------------
                                   Its
                                   ------------------------------

                                   ABBOTT CAPITAL 1330 INVESTORS II, L.P.

                                      By   Abbott Capital 1330 GenPar II, L.L.C.
                                      Its  General Partners

                                      By /s/ Thomas W. Hallagan
                                         ------------------------------
                                          Name: Thomas W. Hallagan
                                          Title: Manager

                                   ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P.

                                      By   Abbott Capital Management, L.L.C.
                                      Its  General Partners

                                      By /s/ Raymond L. Held
                                         ------------------------------
                                          Name: Raymond L. Held
                                          Title: Managing Director

                                   BNY PARTNERS FUND, L.L.C.

                                      By   BNY Private Investment Management,
                                                Inc.
                                      Its  Member Manager

                                      By /s/ Burton M. Siegal
                                         ------------------------------
                                          Name: Burton M. Siegal
                                          Title: Senior Vice President

                                   FBR FINANCIAL FUND II, L.P.

                                   By: /s/
                                      ------------------------------
                                   Its: Senior Managing Director
                                      ------------------------------

                                   HARVEST OPPORTUNITY PARTNERS, L.P.

                                   By: /s/ Joseph Jolson
                                      ------------------------------
                                   Its: Manager
                                      ------------------------------

                                   FIRST UNION INVESTORS, INC.

                                   By: /s/
                                      ------------------------------
                                   Title:
                                      ------------------------------

                                   DB CAPITAL INVESTORS, L.P.
                                   By: DB Capital Partners, L.P.
                                   Its: General Partner

                                   By DB Capital Partners, Inc.

                                   By: /s/ Tyler Zachem
                                       -----------------------------
                                       Name: Tyler Zachem
                                       Title: Managing Director